EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Genuine Parts Company of our reports dated March 1, 2006, with respect to the consolidated financial statements of Genuine Parts Company, Genuine Parts Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Genuine Parts Company, included in the 2005 Annual Report to Shareholders of Genuine Parts Company.
Our audits also included the financial statement schedule of Genuine Parts Company listed in Item 15(c). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
We consent to the incorporation by reference in the Registration Statements of Genuine Parts Company listed below of our reports dated March 1, 2006, with respect to the consolidated financial statements of Genuine Parts Company, Genuine Parts Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Genuine Parts Company incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Genuine Parts Company included in this Annual Report (Form 10-K) of Genuine Parts Company.
•	Registration Statement No. 33-62512 on Form S-8 pertaining to the 1992 Stock Option and Incentive Plan

•	Registration Statement No. 333-21969 on Form S-8 pertaining to the Directors’ Deferred Compensation Plan

•	Registration Statement No. 333-61611 on Form S-8 pertaining to the Assumed Stock Options Under the Electrical Insulation Suppliers, Inc. 1993 Incentive Plan

•	Registration Statement No. 333-76639 on Form S-8 pertaining to the Genuine Parts Company 1999 Long-Term Incentive Plan

/s/ Ernst and Young LLP

Atlanta, Georgia
March 1, 2006